EXHIBIT 99.1

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC

             PAST CHAIRMAN OF CALIFORNIA AIR RESOURCES BOARD (CARB)
                          JOINS ESW BOARD OF DIRECTORS

Concord, ON.--(BUSINESS WIRE) - February 8, 2007. Environmental Solutions Worldwide, Inc. (ESW) (OTCBB: ESWW) today announced the appointment of Mr. John Dunlap, III to its Board of Directors, effective immediately.

Mr. Dunlap served as Chairman of the Board of Directors of the California Air Resources Board (CARB) from 1994 to 1999 under the appointment of Governor Pete Wilson. During his years as CARB Chairman, California distinguished itself as a world leader in finding technological solutions to complex air quality and public health challenges. Ground-breaking regulatory programs were introduced and implemented in the reformulated gasoline and diesel fuel areas, consumer products, light and heavy-duty vehicle emission standards were tightened, and an entirely new regulatory framework was established for motorcycle, ATV and personal watercraft among others. Prior to Mr. Dunlap's tenure at CARB, he served as the Chief Deputy Director of the California Department of Toxic's Substances Control (DTSC) where his responsibilities included, crafting the state's technology advancement program, serving as the lead administration official in securing Congressional and U.S. Department of Defense support and funding for military base closure environmental clean-up and in creating a network of ombudsmen staff to assist the regulated businesses in demystifying the regulatory process. In addition, Mr. Dunlap spent more than a decade at the South Coast Air Quality Management District (SCAQMD) in a host of regulatory, public affairs and advisory positions where he distinguished himself as the principle liaison with the business and regulatory community. Mr. Dunlap is currently a partner in the Sacramento, California-based advocacy and consulting firm of Dunlap, Van Vleck & Brown, LLC.

"I am greatly enthused about joining the team as I believe ESW is a true environmental technology innovator, said John Dunlap, III, former CARB Chairman and newly appointed ESW Board Member. ESW's product development and delivery abilities are astounding. They have developed environmental solutions to several high-priority technology-driven regulatory programs in the diesel emissions area. I feel that these products could not emerge at a more crucial time for both the public and regulators. I look forward to working with the ESW Board of Directors as the Company continues to work with regulators and businesses in bringing to market affordable, reliable and state-of-the-art emissions control solutions"

David Johnson ESW's President and CEO commented "Mr. Dunlap's vision and leadership helped to set air quality regulations in California that have served as the foundation for tremendous air quality improvements today and into the future. We are delighted with the experience he brings to the board as a well respected and highly knowledgeable representative in our industry. We believe that Mr. Dunlap's extensive background and familiarity with government regulatory agencies will greatly benefit our growing team as we work to take ESW to the next level of performance as a world class environmental solutions company."
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ABOUT THE CALIFORNIA AIR RESOURCES BOARD (CARB)

The California Air Resources Board is a part of the California Environmental Protection Agency, an organization which reports directly to the Governor's Office in the Executive Branch of California State Government. The Mission of the California Air Resources Board: To promote and protect public health, welfare and ecological resources through the effective and efficient reduction of air pollutants while recognizing and considering the effects on the economy of the state.

For further information, please visit their website at:
www.arb.ca.gov/homepage.htm

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. (ESW) is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of environmental technologies. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The Company also operates a comprehensive EPA/CARB recognized emissions testing and verification laboratory.

For updated information, please visit the Company's Web site at:
www.cleanerfuture.com

SAFE HARBOR

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                      Investor Relations at 1-905-695-4142
                      Investors-relations@cleanerfuture.com